EXHIBIT 16.1

January 6, 2012

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Aquentium, Inc.

We have read the statements that we understand Aquentium, Inc. will include under Item 4.01 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith & Company, LLC
Certified Public Accountants

2580 Anthem Village Dr., Henderson, NV 89052 Telephone (702) 563-1600 • Facsimile (702) 920-8049	Member Firm with Russell Bedford International